Exhibit 99.1

Relativity Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants Commencing April 4, 2022

NEW YORK, NY, April 1, 2022 (GLOBE NEWSWIRE) – Relativity Acquisition Corp. (Nasdaq: RACYU) (the “Company”) today announced that, commencing April 4, 2022, holders of the units sold in the Company’s initial public offering of 14,375,000 units completed on February 15, 2022, may elect to separately trade the shares of the Company’s Class A common stock (“Class A Common Stock”) and warrants included in the units. Class A common stock and warrants that are separated will trade on the Nasdaq Capital Market under the symbols “RACY” and “RACYW,” respectively. Those units not separated will continue to trade on the Nasdaq Global Market under the symbol “RACYU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Relativity Acquisition Corp.

Relativity Acquisition Corp. is a blank check company sponsored by Relativity Acquisition Sponsor LLC, a Delaware limited liability company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses in the legalized cannabis industry, including related industries such as consumer packaged goods, health & wellness, technology, pharmaceuticals, manufacturing, distribution, logistics and brand management. The management team and board of directors are composed of veteran cannabis and finance industry executives, led by Founder, Chairman and CEO Tarek Tabsh, known for his role as Co-Founder of pharmaceutical company Oxford Cannabinoid Technologies and 15 years of cannabis investing and industry experience.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Email: info@relativityacquisitions.com

Website: www.relativityacquisitions.com

Press Inquiries: rosie@mattio.com